Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

Alliance Systems Holdings, Inc.

Plano, Texas

We have audited the accompanying consolidated balance sheets of Alliance Systems Holdings, Inc. (the Company) as of December 30, 2006 and December 31, 2005, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the years ended December 30, 2006, December 31, 2005, and December 25, 2004.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Alliance Systems Holdings, Inc. at December 30, 2006 and December 31, 2005, and the consolidated results of its operations and its cash flows for the years ended December 30, 2006, December 31, 2005, and December 25, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Travis, Wolff and Company, L.L.P.
Dallas, Texas
March 15, 2007 (except for Note 15 as to which the date is January 24, 2008)

ALLIANCE SYSTEMS HOLDINGS, INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$927	$428
Accounts receivable, net of reserves for returns and doubtful accounts of $495 and $495, respectively	16,936	13,857
Inventory	12,288	9,369
Prepaid expenses and other	1,233	746
Deferred income taxes	1,679	1,160

Total current assets	33,063	25,560

Property, equipment, and purchased software, net	1,868	2,026
Other	167	167

Total assets	$35,098	$27,753

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,936	$6,650
Accrued liabilities	2,746	2,614
Deferred revenue	3,139	1,934
Income taxes payable	1,195	49
Bank line-of-credit	—	7,470

Total current liabilities	15,016	18,717

Bank line-of-credit	10,000	—
Deferred income taxes	121	126
Commitments and contingencies (Note 12)

Shareholders’ equity:
Common stock of $0.001 par value; 50,000 shares authorized; 20,500 and 21,958 shares issued and outstanding at December 30, 2006 and December 31, 2005, respectively	22	22
Additional paid-in capital	758	757
Treasury stock; 1,461 shares at cost	(561)	—
Accumulated other comprehensive loss	(18)	(10)
Retained earnings	9,760	8,141

Total shareholders’ equity	9,961	8,910

Total liabilities and shareholders’ equity	$35,098	$27,753

See accompanying notes to the consolidated financial statements.

ALLIANCE SYSTEMS HOLDINGS, INC.

Consolidated Statements of Income

(in thousands)

	Fiscal Year Ended
	December 30, 2006	December 31, 2005	December 25, 2004

Revenues, net	$99,335	$98,754	$86,529

Cost of revenues	83,060	82,304	73,066

Gross margin	16,275	16,450	13,463

Operating expenses:
Sales and marketing	8,328	8,171	6,324
General, administrative, and operating	4,212	5,771	5,371
Depreciation and amortization	806	624	528

	13,346	14,566	12,223

Operating income	2,929	1,884	1,240

Other income (expense):
Interest income	70	98	14
Interest expense	(686)	(536)	(159)
Other income	16	162	—

Other income (expense), net	(600)	(276)	(145)

Income before income taxes and discontinued operations	2,329	1,608	1,095

Income taxes	860	348	392

Income before discontinued operations	1,469	1,260	703

Income (loss) from discontinued operations net of tax of $90, $145 and $(37), respectively	150	248	(63)

Net income	$1,619	$1,508	$640

See accompanying notes to the consolidated financial statements.

ALLIANCE SYSTEMS HOLDINGS, INC.

Consolidated Statement of Shareholders’ Equity and Comprehensive Income

(in thousands, except share data)

	Common Stock		Additional Paid-in	Shareholders’	Treasury	Accumulated Other Comprehensive	Retained	Total Shareholders’
	Shares	Amount	Capital	Receivables	Stock	Loss	Earnings	Equity

Balance at December 27, 2003	20,257	$20	$302	$—	$—	$—	$5,993	$6,315
Stock issued upon exercise of stock options	737	1	133	—	—	—	—	134
Issuance of shares	280	—	95	(84)	—	—	—	11
Net income	—	—	—	—	—	—	640	640

Balance at December 25, 2004	21,274	21	530	(84)	—	—	6,633	7,100

Comprehensive income:
Net income	—	—	—	—	—	—	1,508	1,508
Foreign currency translation adjustment	—	—	—	—	—	(10)	—	(10)
Total comprehensive income								1,498
Stock issued upon exercise of stock options	684	1	227	—	—	—	—	228
Payments received	—	—	—	84	—	—	—	84

Balance at December 31, 2005	21,958	22	757	—	—	(10)	8,141	8,910

Comprehensive income:
Net income	—	—	—	—	—	—	1,619	1,619
Foreign currency translation adjustment	—	—	—	—	—	(8)	—	(8)
Total comprehensive income	—	—	—	—	—	—	—	1,611
Stock issued upon exercise of stock options	3	—	1	—	—	—	—	1
Stock repurchase	(1,461)	—	—	—	(561)	—	—	(561)

Balance at December 30, 2006	20,500	$22	$758	$—	$(561)	$(18)	$9,760	$9,961

See accompanying notes to the consolidated financial statements.

ALLIANCE SYSTEMS HOLDINGS, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Fiscal Year Ended
	December 30, 2006	December 31, 2005	December 25, 2004
Cash flows from operating activities:
Net income	$1,619	$1,508	$640
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	806	624	528
Deferred income taxes	(524)	96	(227)
Gains on sales of property, equipment, and purchased software	(2)	—	—
Changes in operating assets and liabilities:
Accounts receivable	(2,997)	(1,684)	(2,226)
Inventory	(2,893)	2,444	(5,524)
Prepaid expenses and other current assets	(479)	(171)	(36)
Other	(1)	(18)	—
Accounts payable	1,138	(2,993)	4,457
Accrued liabilities	252	(256)	709
Income taxes payable	1,146	26	—
Deferred revenue	1,205	461	46
Abandoned lease obligation	—	—	(81)
Net cash provided by (used in) operating activities	(730)	37	(1,714)

Cash flows from investing activities:
Purchases of property, equipment, and purchased software	(653)	(1,542)	(374)
Purchase of common stock of affiliated entity	—	(87)	4
Proceeds from sales of property, equipment, and purchased software	10	—	—
Net cash used in investing activities	(643)	(1,629)	(370)

Cash flows from financing activities:
Advances on bank line-of-credit	36,946	36,676	42,881
Repayments on bank line-of-credit	(34,416)	(34,981)	(40,955)
Payments received on shareholders’ receivables	—	84
Purchase of treasury stock	(561)	—	—
Proceeds from stock issued upon exercise of stock options	1	228	145
Net cash provided by financing activities	1,970	2,007	2,071

Effect of exchange rate changes on cash	(98)	(10)	—
Net increase in cash and cash equivalents	499	405	(13)

Cash and cash equivalents, beginning of year	428	23	36

Cash and cash equivalents, end of year	$927	$428	$23

Supplemental schedule of cash flow information:
Interest paid	$638	$383	$167

Income taxes paid	$325	$378	$550

See accompanying notes to the consolidated financial statements.

ALLIANCE SYSTEMS HOLDINGS, INC.

Notes to Consolidated Financial Statements

1.  Organization and Nature of Business

Alliance Systems Holdings, Inc. (the “Company” or “Alliance”) and its predecessors have been in business since 1989.  The Company is a leading provider of purpose-built server and storage solutions targeting the communications, enterprise, and military markets.  Alliance provides computer infrastructure that supports wireless, VoIP, contact center, security, and video enterprise communications solutions.  Additionally, Alliance provides an extensive range of value-added services including design and engineering, manufacturing, deployment, global logistics, and support.  Alliance’s solutions are sold to OEMs, resellers and service providers worldwide.  Alliance Systems’ head office is located in Plano, Texas, USA with European Headquarters in Bad Homburg, Germany.

On January 27, 2005, the Company acquired 100% of the outstanding stock of a German sales rep company (EMEA) for approximately $87,000 in cash, inclusive of closing costs.  The net fair value of EMEA on the date of the purchase was approximately $42,000, which was allocated to the operating assets and liabilities on the balance sheet of the acquired entity.  The remaining $45,000 of the purchase price was recorded as goodwill that is not expected to be deductible for tax purposes.

The Company’s fiscal year end is the last Saturday of December, which allows the Company to align its reporting period with that of its major supplier.  Fiscal years will consist of either 52- or 53-week periods.

2.  Summary of Significant Accounting Policies

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant intercompany accounts and transactions have been eliminated.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with remaining maturities of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable are primarily due from commercial entities to whom credit is extended based on evaluations of the customers’ financial conditions, and collateral is generally not required.  Accounts are considered past due when not paid according to negotiated payment terms.  Anticipated credit losses on a specific account basis are provided for in the financial statements and have been within management’s expectations for all periods presented.  Accounts are deemed uncollectible and are fully reserved when payments become delinquent and the Company has exhausted all collection efforts.

Estimated losses for bad debts and returns from customers are provided for in the financial statements through a charge to expense, which amounted to $2,830, $265,000, and $195,000 for the fiscal years ended December 30, 2006, December 31, 2005, and December 25, 2004, respectively.  Write-offs, net of (recoveries) amounted to ($102,308), $398,375, and $145,424 for the fiscal years ended December 30, 2006, December 31, 2005, and December 25, 2004, respectively.

ALLIANCE SYSTEMS HOLDINGS, INC.

Notes to Consolidated Financial Statements

2.  Summary of Significant Accounting Policies - (Continued)

Inventory

Inventory is stated at the lower of cost or market on a first-in, first-out basis.  The Company’s inventory primarily consists of finished products and saleable parts.  The Company has reserves against its inventory of $682,566 and $524,776 at December 30, 2006 and December 31, 2005, respectively.  The reserves are management’s estimate of the adjustments necessary for slow-moving or obsolete items and to reduce the inventory to the lower of cost or market.

Property, equipment, and purchased software

Property, equipment, and purchased software are recorded at cost less accumulated depreciation and amortization.  Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years.

Revenue recognition

The Company sells hardware, systems containing hardware, and third-party software.  In addition, the Company performs installation services for certain end-users and provides warranty services.

Hardware and systems sales revenues are generally recognized when the products have been shipped and title has been transferred to the customer, with provision made for anticipated returns.  Installation revenue is recognized upon completion of the installation service, with all contracts being short-term in nature.  Warranty revenue is recognized straight-line over the term of the warranty period, typically twelve months.  The gross margin reserves for product returns were $70,400 and $167,200 at December 30, 2006 and December 31, 2005, respectively.

The Company’s significant vendor, as discussed in Note 7, provides rebates and distributor pricing agreement adjustments (DPAs) to the Company based on product sales.  Rebates from the significant vendor totaled approximately $1,935,000, $1,800,000, and $2,424,000 for the fiscal years ended December 30, 2006, December 31, 2005, and December 25, 2004, respectively.  DPAs from the significant vendor totaled approximately $9,041,000, $9,055,000, and $9,332,000 for the fiscal years ended December 30, 2006, December 31, 2005, and December 25, 2004, respectively.  The rebates and DPAs are accounted for as reductions to cost of goods sold.  Approximately $917,000 and $423,000 of these rebates and DPAs are included as reductions to accounts payable to the significant vendor at December 30, 2006 and December 31, 2005, respectively, and represent estimates by management of the rebates and DPAs earned and not yet received.

Deferred revenue

Deferred revenue is related primarily to extended warranty contracts that are sold along with the Company’s products.  Costs associated with providing warranty services are capitalized and recognized over the life of the warranty contract.  Prepaid expenses and other in the consolidated balance sheets included $729,357 and $396,573 of costs related to warranty contracts at December 30, 2006 and December 31, 2005.

Advertising costs

The Company expenses advertising costs as incurred.  The Company receives vendor rebates for promotional and marketing activities, which are recorded as a reduction of advertising costs when earned.  The net amount of advertising costs charged to operations totaled $66,647, $57,759, and $27,865 for the fiscal years ended December 30, 2006, December 31, 2005, and December 25, 2004, respectively.

Shipping and handling costs

Shipping and handling costs are included in cost of revenues.

ALLIANCE SYSTEMS HOLDINGS, INC.

Notes to Consolidated Financial Statements

2.  Summary of Significant Accounting Policies - (Continued)

Income taxes

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes (SFAS 109).  SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences for temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes.  A valuation allowance is established when it is not more likely than not that the deferred tax assets may be realized.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the reserves for returns, doubtful accounts, and inventory obsolescence and rebates and DPAs earned and not yet received.  Actual results could differ from those estimates.

Share-based compensation

The Company has a share-based employee compensation plan, which is described more fully in Note 11.  Prior to January 1, 2006, the Company accounted for this plan using the minimum-value method allowed under the recognition and measurement provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123).  No share-based employee compensation cost was recognized in the consolidated statements of income for the fiscal years ended December 30, 2006, December 31, 2005, and December 25, 2004, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.  Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment (SFAS 123R), using the prospective-transition method.  Under that transition method, the Company continues to account for non-vested equity awards outstanding at the date of adoption of SFAS 123R in the same manner as they had been accounted for prior to adoption.  For all share-based payments granted subsequent to January 1, 2006, the Company recognizes compensation cost based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R.  Results for prior periods have not been restated.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable.  The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant risk.

Foreign currency translation

For foreign operations, local currencies are considered their functional currencies.  Assets and liabilities are translated to their U.S. dollar equivalents at rates in effect at the balance sheet date and the translation adjustments recorded in shareholders’ equity in the consolidated balance sheet.  The consolidated statements of income accounts are translated at average rates for the period.  Transaction adjustments are recorded in general, administrative, and operating in the consolidated statements of income.

Reclassifications

Certain balances as of December 31, 2005 and for the fiscal years ended December 31, 2005 and December 25, 2004, have been reclassified to agree with the current year presentation.  These reclassifications have no material affect on the financial position, operations, or cash flows of the Company as of or for the fiscal years then ended.

ALLIANCE SYSTEMS HOLDINGS, INC.

Notes to Consolidated Financial Statements

2.  Summary of Significant Accounting Policies - (Continued)

New accounting standard

In June 2006, the Financial Accounting Standards Board (FASB) issued Financial Interpretation No. 48, Accounting for Uncertainties in Income Taxes - An interpretation of FASB Statement No. 109 (FIN 48), which requires the recognition and measurement of tax positions that may not be sustainable upon examination.  The new standard is effective for fiscal years beginning after December 15, 2007.  The Company is currently evaluating the effect that implementation of the new standard will have on its financial position, results of operations, and cash flows.

3.  Inventory

Components of inventory include the following (in thousands) at:

	December 30,	December 31,
	2006	2005

Component parts	$10,875	$8,908
Work in process	398	26
Finished goods	1,698	960
Inventory reserve	(683)	(525)

	$12,288	$9,369

4.  Property, Equipment, and Purchased Software

Property, equipment, and purchased software consisted of the following (in thousands) at:

	December 30,	December 31,
	2006	2005

Furniture, fixtures, and equipment	$3,000	$3,011
Purchased software	1,838	1,330
Leasehold improvements	799	668

	5,637	5,009
Less accumulated depreciation and amortization	(3,769)	(2,983)

	$1,868	$2,026

ALLIANCE SYSTEMS HOLDINGS, INC.

Notes to Consolidated Financial Statements

5.  Bank Line-of-Credit

In April 2005, the Company entered into a credit facility that provided up to $15,000,000 including $2,500,000 for letters of credit for working capital purposes (the Agreement).  On August 25, 2006, the Agreement was amended, at which time the credit available under the Agreement was increased to $17,500,000, and the maturity date was extended to August 31, 2009, when all principal and interest outstanding are due.  Borrowings outstanding under the Agreement amounted to $10,000,000 and $7,470,000 as of December 30, 2006 and December 31, 2005, respectively.  Borrowings governed by the provisions for Eurodollar Advances under the Agreement bear interest at the LIBOR rate plus an applicable margin in effect during the interest period as defined in the Agreement (6.81% at December 30, 2006).  Borrowings governed by the provisions for Prime Rate Advances under the Agreement bear interest at the bank’s prime rate less an applicable margin in effect during the interest period as defined in the agreement (7.00% at December 30, 2006).  The borrowings outstanding at December 30, 2006 incurred interest at a fixed rate of 7.17%.  Subsequent to December 30, 2006, the rate was adjusted to the rate applicable to Prime Rate Advances as noted above.  The advances under the Agreement are secured by the Company’s inventory and accounts receivable.  The borrowing base as defined in the Agreement amounted to $16,841,392 at December 30, 2006.  The Company is subject to other debt covenants as described in the Agreement.

6.  Accounts Payable and Accrued Liabilities

Accounts payable included bank overdrafts of $1,334,648 at December 31, 2005.  There were no overdrafts as of December 30, 2006.

Accrued liabilities consisted of the following (in thousands) at:

	December 30,	December 31,
	2006	2005

Compensation	$1,495	$1,199
Warranty contracts	144	183
Accrued interest	202	153
Other	905	1,079

	$2,746	$2,614

7.  Significant Vendor

Approximately 62%, 50%, and 57% of the Company’s net revenues in fiscal years ended December 30, 2006, December 31, 2005, and December 25, 2004, respectively, were generated through the sale of products purchased from a single manufacturer, which holds a significant market share.  At December 30, 2006 and December 31, 2005, accounts payable to the manufacturer net of returns and rebates amounted to approximately $2,358,000 and $1,502,000, respectively.  In the event the distribution agreement is not renewed in the future, the Company could experience an adverse impact on product margins; however, management believes it could find alternative sources of supply.

8.  Significant Customers

Approximately 15% and 10% of the Company’s net sales in fiscal years ended December 30, 2006 were generated through the sale of products to two customers, respectively.  At December 30, 2006 accounts receivable from these two customers totaled approximately $2,181,000.  In addition, accounts receivable from one additional customer at December 30, 2006 totaled approximately $2,644,000.  In the event these customers ceased or significantly altered their purchasing operations, the Company could experience an adverse impact on sales.  No significant customers were identified for the fiscal years ended December 31, 2005 and December 25, 2004.

ALLIANCE SYSTEMS HOLDINGS, INC.

Notes to Consolidated Financial Statements

9.  Retirement Plan

The Company sponsors a contributory retirement plan (the Plan) for its employees.  The Plan is intended to qualify for tax-deferred treatment under Section 401(k) of the Internal Revenue Code.  The Company may make discretionary profit-sharing contributions to the Plan.  Expenses with respect to the Plan were approximately $150,000, $110,000, and $82,000 for the fiscal years ended December 30, 2006, December 31, 2005, and December 25, 2004, respectively.

10.  Income Taxes

The components of the Company’s deferred tax assets and liabilities are as follows (in thousands):

	December 30,	December 31,
	2006	2005
Deferred tax assets
Inventory reserves	$236	$184
Deferred revenue	988	559
Lease expense	19	10
Reserve for returns	24	59
Reserve for doubtful accounts	147	115
Accrued expenses	42	56
Inventory overhead	223	177

Total deferred tax assets	$1,679	$1,160

Deferred tax liability - property, equipment and purchased software	121	126

The provision for income taxes consisted of the following (in thousands):

	Fiscal Year Ended
	December 30,	December 31,	December 25,
	2006	2005	2004

Current federal provision	$1,423	$381	$524
Current state provision	51	16	58
Deferred federal provision (benefit)	(511)	91	(227)
Deferred state provision (benefit)	(13)	5	—

Income tax expense	$950	$493	$355

ALLIANCE SYSTEMS HOLDINGS, INC.

Notes to Consolidated Financial Statements

10.  Income Taxes - (Continued)

A reconciliation of the difference between the provision computed at the statutory federal tax rate and the Company’s effective tax rate is as follows (in thousands):

	Fiscal Year Ended
	December 30,	December 31,	December 25,
	2006	2005	2004

Provision at statutory federal tax rate	$864	$675	$334
Permanent differences	37	32	37
State tax expense, net of federal benefit	32	22	42
Other	16	(33)	(58)
Prior year over accrual	1	(203)	—

Income tax expense	$950	$493	$355

11.  Stock Options

In 2002, the Company adopted a Stock Option Plan that permits the Company to grant stock options of the Company’s common stock to employees of the Company.  The aggregate number of shares authorized for issuance under the Stock Option Plan is 20,000,000 shares.  Options granted under the Stock Option Plan may be either incentive or nonqualified stock options.  Options granted generally vest over two to three years and are exercisable over a 10-year period from the date of grant.  The Stock Option Plan is administered by the Company’s Board of Directors.  Options are granted under the Stock Option Plan at the discretion of the Board of Directors at option prices not less than fair market value of the Company’s common stock, as determined by the Board of Directors, at the date of grant.

Activity under the Stock Option Plan is summarized as follows:

	Nonqualified Stock Options		Incentive Stock Options
	Number of Shares	Exercise Price Range	Number of Shares	Exercise Price Range

Outstanding at December 25, 2004	3,290,000	$0.18 — 2.00	7,498,876	$0.18 — 0.34
Granted	—	—	104,000	0.34 — 0.42
Canceled	—	—	(191,520)	0.18 — 0.34
Exercised	—	—	(688,481)	0.34

Outstanding at December 31, 2005	3,290,000	$0.18 — 2.00	6,722,875	$0.18 — 0.42
Granted	—	—	—
Canceled	(160,000)	0.25	(173,833)	0.18 — 0.34
Exercised	—	—	(2,867)	0.18 — 0.34

Outstanding at December 30, 2006	3,130,000	$0.18 — 2.00	6,546,175	$0.18 — 0.34

Exercisable at December 30, 2006	3,130,000	$0.18 — 2.00	6,253,525	$0.18 — 0.34

As of December 30, 2006 and December 31, 2005, options outstanding under the Plan have weighted average remaining contractual lives of 5.88 and 6.24 years and weighted average exercise prices of $0.212 and $0.195 per share for nonqualified and incentive stock options, respectively.

ALLIANCE SYSTEMS HOLDINGS, INC.

Notes to Consolidated Financial Statements

12.  Commitments and Contingencies

The Company leases office facilities, certain office equipment, and automobiles under noncancelable operating leases that expire on various dates through 2011.  The Company’s future minimum lease obligations for each of the following fiscal years are as follows:

2007	$781
2008	773
2009	775
2010	777
2011	459

$3,565

Aggregate rental expense totaled approximately $803,000, $716,000, and $845,000 for the fiscal years ended December 30, 2006, December 31, 2005, and December 25, 2004, respectively.

The Company is subject to litigation from time to time in the normal course of its operations.  No matters exist that management believes will have a material impact on the Company’s operations or financial position.

13.  Related Party Transactions

The Company incurred expenses of approximately $20,000 for services provided by related parties under services agreements during the fiscal year ended December 30, 2006.  These service contracts extend into 2007, and future minimum payments under the services agreements will amount to approximately $90,000 in 2007.

14.  Subsequent Event

On January 3, 2007, the Company acquired all rights, title, and interest in the trademark registration of the Company from the Company’s major stockholder for $1,250,000 under a Trademark Purchase and Assignment Agreement (the Trademark Agreement).  The Trademark Agreement requires cash payment to the related party of $450,000 due at closing and two additional installments of $400,000 due on January 3, 2008 and January 3, 2009, respectively.  Interest accrues on the remaining installment payments outstanding at the prime interest rate and is payable quarterly.

15.  Discontinued Operations

On April 17, 2007, the Company executed an Asset Purchase Agreement (the “Purchase Agreement”) with an unrelated third-party buyer (the “Buyer”), whereby the Company sold all of the assets of its professional services group to the Buyer.  The Company’s professional services group was focused on providing specialized installations and configurations specifically related to the Buyer’s software products, which were included on certain servers sold by the Company.  In addition, the Company also provided post-sale hardware and software support for these servers through its professional services group. The terms of the Purchase Agreement provided for the transfer of (a) all the Company’s rights under its existing services and support contracts, (b) tangible assets related to the professional services group, (c) all customer and mailing lists, marketing and sales promotional materials; and (d) the Company’s 14 employees working in the professional services group.  Tangible assets related to the professional services group were not significant.

Subsequent to the closing the Company had no further sales of professional services or involvement providing services or support for the existing customer base, and as such the Company’s results of operations from its professional services group has been accounted for as discontinued operations under Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company’s consolidated financial statements have been presented to reflect the results of operations for its professional services business as discontinued operations for all periods presented.